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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

COMBIMATRIX CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

December [    •    ], 2015
Dear Stockholder:

        You are cordially invited to attend a Special Meeting of Stockholders of CombiMatrix Corporation (the "Special Meeting") to be held on January 26, 2016. The meeting will be held at the offices of Dorsey & Whitney LLP, 600 Anton Boulevard, Suite 2000, Costa Mesa, California 92626, beginning at 1:00 p.m. local time. The formal meeting notice and proxy statement for the Special Meeting are attached.

        Whether or not you plan to attend the Special Meeting, it is important that your shares be represented and voted at the meeting. Therefore, you are urged to complete, sign, date and promptly return the enclosed proxy card in the enclosed postage-paid envelope. Returning your completed proxy card will ensure your representation at the Special Meeting. If you later decide to attend the Special Meeting and wish to change your vote, you may do so simply by voting in person at the meeting. Due to voting rules that may prevent your bank or broker from voting your uninstructed shares on a discretionary basis, it is very important that you cast your vote.

        We look forward to seeing you at the Special Meeting.

Sincerely,

Mark McDonough

President and Chief Executive Officer

COMBIMATRIX CORPORATION
310 Goddard, Suite 150
Irvine, CA 92618
(949) 753-0624

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD JANUARY 26, 2016

TO OUR STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of CombiMatrix Corporation, a Delaware corporation (the "Company"), will be held on January 26, 2016, at 1:00 p.m. local time at the offices of Dorsey & Whitney LLP, 600 Anton Boulevard, Suite 2000, Costa Mesa, California 92626. The Special Meeting will be held for the following purposes, as more fully described in the proxy statement accompanying this notice:

  1.
  APPROVAL OF REVERSE STOCK SPLIT.    To approve granting our Board of Directors the authority to exercise its discretion to amend our Certificate of Incorporation to effect a reverse stock split of our outstanding shares of Common Stock, to regain compliance with The Nasdaq Capital Market's minimum bid requirement, at any of the following exchange ratios at any time within one year after stockholder approval is obtained, and once approved by the stockholders, the timing of the amendment and the specific reverse split ratio to be effected shall be determined in the sole discretion of our Board of Directors:

  A.
  A one-for-five reverse stock split;

  B.
  A one-for-six reverse stock split;

  C.
  A one-for-seven reverse stock split;

  D.
  A one-for-eight reverse stock split;

  E.
  A one-for-nine reverse stock split;

  F.
  A one-for-ten reverse stock split;

  G.
  A one-for-fifteen reverse stock split; or

  H.
  A one-for-twenty reverse stock split.

  2.
  RATIFICATION OF AUDITORS.    To ratify the appointment of Haskell & White LLP as our independent registered public accounting firm for 2015.

  3.
  APPROVAL OF ADJOURNMENT PROPOSAL.    To approve an adjournment of the Special Meeting, if necessary and appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve any of the proposals.

  4.
  ANY OTHER BUSINESS that may properly come before the Special Meeting or any adjournments or postponements thereof.

        We recommend that stockholders vote FOR the matters listed above. Only stockholders of record at the close of business on December 21, 2015 are entitled to receive notice of and to vote at the Special Meeting and any adjournments or postponements thereof. Our stock transfer books will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the Special Meeting will be available for inspection at our principal executive offices and at the Special Meeting.

        All stockholders are cordially invited to attend the Special Meeting in person. However, to assure your representation at the Special Meeting, you are urged to mark, sign, date and return the enclosed proxy card promptly in the postage-paid envelope enclosed for that purpose. Should you receive more than one proxy card because your shares are registered in different names and addresses, each proxy card should be signed and returned to assure that all your shares will be voted. Stockholders may have a choice of voting their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the proxy card(s) sent to you.

        You may revoke your proxy at any time prior to the Special Meeting. If you attend the Special Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Special Meeting will be counted. If your shares are held in the name of a bank, broker, or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record in order to be able to vote in person at the Special Meeting.

        Please note: If you hold your shares in the name of a broker, bank or other nominee, your nominee may determine to vote your shares at its own discretion, absent instructions from you. However, due to voting rules that may prevent your bank or broker from voting your uninstructed shares on a discretionary basis for non-routine matters, it is very important that you cast your vote. Accordingly, please provide appropriate voting instructions to your broker or bank to ensure your vote will count.

        Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on January 26, 2016: This notice of special meeting of stockholders and the proxy statement are available at http://investors.combimatrix.com/annuals.cfm.

Sincerely,

Mark McDonough
 President and Chief Executive Officer
Irvine, California
December [    •    ], 2015

YOUR VOTE IS VERY IMPORTANT.

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

COMBIMATRIX CORPORATION
310 Goddard, Suite 150
Irvine, California 92618
(949) 753-0624

PROXY STATEMENT

        The enclosed proxy is solicited on behalf of CombiMatrix Corporation, a Delaware corporation, by its Board of Directors (the "Board") for use at its Special Meeting of Stockholders (the "Special Meeting") to be held at 1:00 p.m. local time on January 26, 2016, or at any adjournments or postponements thereof, for the purposes set forth in this proxy statement and in the accompanying notice. The Special Meeting will be held at the offices of Dorsey & Whitney LLP, 600 Anton Boulevard, Suite 2000, Costa Mesa, California 92626.

        These proxy solicitation materials were first sent or given on or about December [    •    ], 2015 to all stockholders entitled to vote at the Special Meeting. Stockholders who owned CombiMatrix Common Stock at the close of business on December 21, 2015 (the "Record Date") are entitled to receive notice of, attend and vote at the Special Meeting. On the Record Date, there were (i) 12,680,927 shares of Common Stock outstanding; (ii) no shares of Series A 6% Convertible Preferred Stock ("Series A Stock") outstanding; (iii) no shares of Series B 6% Convertible Preferred Stock ("Series B Stock") outstanding; (iv) no shares of Series C 6% Convertible Preferred Stock ("Series C Stock") outstanding; (v) no shares of Series D Convertible Preferred Stock ("Series D Stock") outstanding; and (vi) 2,201.49 shares of Series E 6% Convertible Preferred Stock ("Series E Stock") outstanding.

        References to the "Company," "CombiMatrix," "our," "us" or "we" mean CombiMatrix Corporation.

VOTING AND RELATED MATTERS

Voting Procedures

        As a stockholder of CombiMatrix, you have a right to vote on certain business matters affecting us. The proposals that will be presented at the Special Meeting and upon which you are being asked to vote are discussed below in the "Proposals" section. Each share of CombiMatrix Common Stock you owned as of the Record Date entitles you to one vote on each proposal presented at the Special Meeting.

Methods of Voting

        You may vote over the Internet, by telephone, by mail or in person at the Special Meeting. Please be aware that if you vote by telephone or over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

        Voting over the Internet.    You can vote via the Internet. The website address for Internet voting is provided on your proxy card. You will need to use the control number appearing on your proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on January 25, 2016. Internet voting is available 24 hours a day. If you vote via the Internet, you do not need to vote by telephone or return a proxy card.

        Voting by Telephone.    You can vote by telephone by calling the toll-free telephone number provided on your proxy card. You will need to use the control number appearing on your proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone up until 11:59 p.m. Eastern Time on January 25, 2016. Telephone voting is available 24 hours a day. If you vote by telephone, you do not need to vote over the Internet or return a proxy card.

        Voting by Mail.    If you received a printed proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Special Meeting.

        Voting in Person at the Meeting.    If you attend the Special Meeting and plan to vote in person, we will provide you with a ballot at the Special Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Special Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the Special Meeting, you will need to bring to the Special Meeting a legal proxy from your broker or other nominee authorizing you to vote those shares.

Revoking Your Proxy

        You may revoke your proxy at any time before it is voted at the Special Meeting. To do this, you must:

  •
  enter a new vote over the Internet or by telephone, or by signing and returning a replacement proxy card;

  •
  provide written notice of the revocation to our Corporate Secretary at our principal executive office, 310 Goddard, Suite 150, Irvine, CA 92618; or

  •
  attend the Special Meeting and vote in person.

Quorum and Voting Requirements

        Stockholders of record at the close of business on December 21, 2015, are entitled to receive notice and vote at the meeting. On the Record Date, there were 12,680,927 issued and outstanding shares of our Common Stock and 2,201.49 issued and outstanding shares of our Series E Stock. Each holder of Common Stock voting at the meeting, either in person or by proxy, may cast one vote per share of Common Stock held on the Record Date on all matters to be voted on at the meeting. The Series E Stock may not vote.

        The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote constitutes a quorum for the transaction of business at the meeting. Assuming that a quorum is present:

  (1)
  the approval of granting our Board of Directors the authority to exercise its discretion to amend our Certificate of Incorporation to effect a reverse stock split of our outstanding shares of Common Stock, to regain compliance with The Nasdaq Capital Market's minimum bid requirement, at any of the following exchange ratios at any time within one year after stockholder approval is obtained, and once approved by the stockholders, the timing of the amendment and the specific reverse split ratio to be effected shall be determined in the sole discretion of our Board of Directors: (a) a one-for-five reverse stock split; (b) a one-for-six reverse stock split; (c) a one-for-seven reverse stock split; (d) a one-for-eight reverse stock split; (e) a one-for-nine reverse stock split; (f) a one-for-ten reverse stock split; (g) a one-for-fifteen reverse stock split; or (h) a one-for-twenty reverse stock split, will be approved if a majority of the shares of Common Stock outstanding as of the Record Date and entitled to vote at the Special Meeting are voted in favor of the proposal;

  (2)
  the ratification of the appointment of Haskell &White LLP as our independent registered accounting firm for 2015 will be approved if a majority of the shares of common stock present in person or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting are voted in favor of such ratification; and

  (3)
  the approval of an adjournment of the Special Meeting, if necessary and appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve any of the proposals, will be approved if a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Special Meeting are voted in favor of such approval.

        Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting and who will determine whether a quorum is present. The election inspectors will treat abstentions and broker non-votes (i.e., shares held by a broker or nominee that are represented at the Special Meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary voting power) as shares that are present for purposes of determining the presence of a quorum. With respect to Proposal One, both abstentions and broker non-votes will be counted towards the tabulations of votes cast on such proposal presented to the stockholders and will have the same effect as negative votes. With respect to Proposals Two and Three, abstentions will be counted towards the tabulations of votes cast on such proposal presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether such proposal has been approved and will not have the effect of negative votes.

        If your shares are held by a bank or broker in street name, it is very important that you cast your vote if you want it to count in voting on non-routine matters as determined by the New York Stock Exchange. Voting rules may prevent your bank or broker from voting your uninstructed shares on a discretionary basis for non-routine matters. Accordingly, if your shares are held by a bank or broker in street name and you do not instruct your bank or broker how to vote for the proposals in this proxy statement, no votes will be cast on your behalf.

Voting of Proxies

        When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted:

  (1)
  "for" the approval of granting our Board of Directors the authority to exercise its discretion to amend our Certificate of Incorporation to effect a reverse stock split of our outstanding shares of Common Stock to regain compliance with The Nasdaq Capital Market's minimum bid requirement, at any of the following exchange ratios at any time within one year after stockholder approval is obtained, and once approved by the stockholders, the timing of the amendment and the specific reverse split ratio to be effected shall be determined in the sole discretion of our Board of Directors: (a) a one-for-five reverse stock split; (b) a one-for-six reverse stock split; (c) a one-for-seven reverse stock split; (d) a one-for-eight reverse stock split; (e) a one-for-nine reverse stock split; (f) a one-for-ten reverse stock split; (g) a one-for-fifteen reverse stock split; or (h) a one-for-twenty reverse stock split;

  (2)
  "for" the ratification of the Audit Committee's appointment of Haskell & White LLP as our independent registered accounting firm for 2015;

  (3)
  "for" the approval of an adjournment of the Special Meeting, if necessary and appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve any of the proposals; and

  (4)
  at the discretion of your proxies on any other matter that may be properly brought before the meeting.

Voting Results

        Voting results will be announced at the Special Meeting and published in a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission within four business days after the Special Meeting.

Householding of Proxy Materials

        We are sending only one proxy statement to certain street-name stockholders who share a single address, unless we received contrary instructions from any stockholder at that address. This practice, known as "householding," is designed to reduce our printing and postage costs. However, if you are residing at such an address and wish to receive a separate proxy statement in the future, you may telephone our Corporate Secretary at (949) 753-0624 or write to him at CombiMatrix Corporation, 310 Goddard, Suite 150, Irvine, California 92618. If you have received multiple copies of our proxy statement, you may request householding by contacting the Corporate Secretary in the same manner.

Proxy Solicitation

        We have retained Morrow & Co., LLC, located at 470 West Avenue, Stamford, Connecticut, 06902, to assist us with the solicitation of proxies for a fee, which we believe will be approximately $15,000 to $25,000, plus expenses.

        We will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by our directors, officers or employees, personally, by telephone, facsimile, Internet or other means, without additional compensation. Except as described above, we do not presently intend to solicit proxies other than by mail.

        Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on January 26, 2016: The notice of special meeting of stockholders and this proxy statement are available at http://investors.combimatrix.com/annuals.cfm.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows information regarding the beneficial ownership of our Common Stock as of November 30, 2015 by (a) each stockholder, or group of affiliated stockholders, that we know owns more than 5% of our outstanding Common Stock; (b) each of our named executive officers; (c) each of our directors; and (d) all of our current directors and executive officers as a group. The table is based upon information supplied by directors, executive officers and principal stockholders, and Schedules 13D and 13G filed with the Securities and Exchange Commission.

        Percentage ownership in the table below is based on 12,680,927 shares of common stock outstanding as of November 30, 2015. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and generally includes voting power and/or investment power with respect to the securities held. Any securities not outstanding but which are subject to options or warrants exercisable within 60 days of November 30, 2015 are deemed outstanding and beneficially owned for the purpose of computing the percentage of outstanding common stock beneficially owned by the stockholder holding such options or warrants, but are not deemed outstanding for the purpose of computing the percentage of common stock beneficially owned by any other stockholder.

        Unless otherwise indicated, each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned. The address for each director or named executive officer is c/o CombiMatrix Corporation, 310 Goddard, Suite 150, Irvine, California 92618.

Name of Beneficial Owner	No. of Shares Beneficially Owned	Percentage
Officers and Directors
Mark McDonough(1)	148,074	1.16%
Scott R. Burell(2)	82,147	*
Robert E. Hoffman(3)	57,550	*
R. Judd Jessup(4)	60,151	*
Scott Gottlieb, M.D.(5)	18,706	*
Jeremy M. Jones(6)	10,506	*
Lâle White	—	—
All current directors and executive officers as a group (7 persons)	377,134	2.91%
5% Stockholders Not Listed Above
Edward A. Hamilton(11)	1,728,457	13.63%
Alpha Capital Anstalt(7)	1,266,824	9.99%
Great Point Partners, LLC(8)	970,874	7.66%
Entities affiliated with Longwood Capital Partners, LLC(9)	893,644	7.05%
Perkins Capital Management, Inc.(10)	834,693	6.58%

*
Less than 1.0%.

(1)
Includes 33,582 shares of common stock. Also includes options to purchase 72,732 shares of common stock that are exercisable within 60 days of November 30, 2015. Also includes 41,760 restricted stock units that are scheduled to vest within 60 days of November 30, 2015.

(2)
Includes 11,927 shares of common stock. Also includes options to purchase 48,952 shares of common stock and warrants to purchase 388 shares of common stock that are exercisable within 60 days of November 30, 2015. Also includes 20,880 restricted stock units that are scheduled to vest within 60 days of November 30, 2015.

(3)
Includes 28,646 shares of common stock. Also includes options to purchase 1,500 shares of common stock and warrants to purchase 24,272 shares of common stock that are exercisable within 60 days of November 30, 2015. Also includes 3,132 restricted stock units that are scheduled to vest within 60 days of November 30, 2015.

(4)
Includes 4,374 shares of common stock. Also includes options to purchase 46,832 shares of common stock and warrants to purchase 5,813 shares of common stock that are exercisable within 60 days of November 30, 2015. Shares and warrants are held by the R. Judd & Charlene L. Jessup Trust. Also includes 3,132 restricted stock units that are scheduled to vest within 60 days of November 30, 2015.

(5)
Includes 4,574 shares of common stock and options to purchase 11,000 shares of common stock that are exercisable within 60 days of November 30, 2015. Also includes 3,132 restricted stock units that are scheduled to vest within 60 days of November 30, 2015.

(6)
Includes 4,374 shares of common stock and options to purchase 3,000 shares of common stock that are exercisable within 60 days of November 30, 2015. Also includes 3,132 restricted stock units that are scheduled to vest within 60 days of November 30, 2015.

(7)
The securities held by Alpha Capital Anstalt are subject to a blocker that would prevent Alpha Capital Anstalt's ownership at any given time from exceeding 9.99% of our outstanding common stock. Absent this blocker and assuming all such securities are convertible or exercisable within 60 days of November 30, 2015, Alpha Capital Anstalt would beneficially own an aggregate of 7,151,402 shares, or 38.5%, of our common stock, consisting of an aggregate of 1,258,775 shares of common stock, 606 shares of common stock issuable upon exercise of warrants issued in our Series A preferred stock financing, 90 shares of common stock issuable upon exercise of additional warrants issued in June 2014, 275,000 shares of common stock issuable upon exercise of warrants issued in our Series B preferred stock financing, 819,672 shares of common stock issuable upon exercise of warrants issued in our Series C preferred stock financing, 1,941,748 shares of common stock issuable upon exercise of warrants issued in our Series D preferred stock financing, 1,026,939 shares of common stock issuable upon conversion of Series E preferred stock, 571,429 shares of common stock issuable upon exercise of warrants issued in our Series E preferred stock financing and 1,257,143 shares of common stock issuable upon exercise of private placement warrants issued in April 2015. Konrad Ackermann has voting and investment power over such shares beneficially owned by Alpha Capital Anstalt. The reported mailing address for Alpha Capital Anstalt is Pradafant 7, Furstentums 9490, Vaduz, Liechtenstein. Information based upon investor filings with the SEC.

(8)
Consists of (i) warrants to purchase 259,289 shares of common stock (the "BVF Shares") owned of record by Biomedical Value Fund, L.P. ("BVF"); (ii) warrants to purchase 316,009 shares of common stock (the "BOVF Shares") owned of record by Biomedical Offshore Value Fund, Ltd. ("BOVF"); (iii) warrants to purchase 56,720 shares of common stock (the "BIVF Shares") owned of record by Biomedical Institutional Value Fund, L.P. ("BIVF"); (iv) warrants to purchase 160,594 shares of common stock (the "GEF-PS Shares") owned of record by Class D Series of GEF-PS, LP ("GEF-PS"); and (v) warrants to purchase 178,262 shares of common stock (the "GEF-SMA Shares") owned of record by GEF-SMA, LP ("GEF-SMA"). Great Point Partners, LLC ("Great Point") is the investment manager of BVF, BOVF, BIVF, GEF-PS and GEF-SMA, and by virtue of such status may be deemed to be the beneficial owner of the BVF Shares, BOVF Shares, BIVF Shares, GEF-PS Shares and GEF-SMA Shares. Each of Dr. Jeffrey R. Jay, M.D., as senior managing member of Great Point, and Mr. David Kroin, as special managing member of Great Point, has voting and investment power with respect to the BVF Shares, BOVF Shares, BIVF Shares, GEF-PS Shares and GEF-SMA Shares, and therefore may be deemed to be the beneficial owner of the BVF Shares, BOVF Shares, BIVF Shares, GEF-PS Shares and GEF-SMA Shares.

  Notwithstanding the above, Great Point, Dr. Jay and Mr. Kroin disclaim beneficial ownership of the BVF Shares, the BOVF Shares, the BIVF Shares, the GEF-PS Shares and the GEF-SMA Shares, except to the extent of their respective pecuniary interests. The reported mailing address for each of Great Point, Dr. Jay and Mr. Kroin is 165 Mason Street, 3rd Floor, Greenwich, Connecticut 06830. Information based solely upon investor filings with the SEC.

(9)
The securities held by the entities affiliated with Longwood Capital Partners, LLC are subject to a blocker that would prevent the exercise and/or conversion of such securities if such entities' aggregate ownership at any given time would exceed 4.99% of our outstanding common stock after such exercise and/or conversion. Absent such blocker and assuming all such securities are convertible or exercisable within 60 days of November 30, 2015, the entities affiliated with Longwood Capital Partners, LLC together would beneficially own an aggregate of 1,541,845 shares, or 11.6%, of our common stock, consisting of an aggregate of 893,644 shares of common stock, 291,262 shares of common stock issuable upon exercise of warrants issued in our Series D preferred stock financing, 128,366 shares of common stock issuable upon conversion of Series E preferred stock, 71,429 shares of common stock issuable upon exercise of warrants issued in our Series E preferred stock financing and 157,144 shares of common stock issuable upon exercise of private placement warrants issued in April 2015. Of these amounts, absent the blocker and assuming all such securities are convertible or exercisable within 60 days of November 30, 2015, Longwood Capital, LP would beneficially own an aggregate of 761,973 shares, or 5.72%, of our common stock, consisting of 438,916 shares of common stock, 126,269 shares of common stock issuable upon exercise of warrants issued in our Series D preferred stock financing, 70,601 shares of common stock issuable upon conversion of Series E preferred stock, 39,286 shares of common stock issuable upon exercise of warrants issued in our Series E preferred stock financing and 86,901 shares of common stock issuable upon exercise of private placement warrants issued in April 2015; Longwood Opportunity Fund, LP would beneficially own an aggregate of 287,416 shares, or 2.16%, of our common stock, consisting of 134,316 shares of common stock, 67,906 shares of common stock issuable upon exercise of warrants issued in our Series D preferred stock financing, 30,808 shares of common stock issuable upon conversion of Series E preferred stock, 17,143 shares of common stock issuable upon exercise of warrants issued in our Series E preferred stock financing and 37,243 shares of common stock issuable upon exercise of private placement warrants issued in April 2015; and 2B LLC would beneficially own an aggregate of 492,456 shares, or 3.69%, of our common stock, consisting of 320,412 shares of common stock, 97,087 shares of common stock issuable upon exercise of warrants issued in our Series D preferred stock financing, 26,957 shares of common stock issuable upon conversion of Series E preferred stock, 15,000 shares of common stock issuable upon exercise of warrants issued in our Series E preferred stock financing and 33,000 shares of common stock issuable upon exercise of private placement warrants issued in April 2015. Richard Lin is the Managing Member of Longwood Capital Partners, LLC, which has voting and investment power over all of the shares beneficially owned by Longwood Capital, LP, Longwood Opportunity Fund, LP and 2B LLC. Mr. Lin disclaims beneficial ownership over all of the shares beneficially owned by Longwood Capital, LP, Longwood Opportunity Fund, LP and 2B LLC, except to the extent of his pecuniary interest therein. The reported mailing address for Longwood Capital Partners, LLC is 1301 Shoreway Road, Suite 350, Belmont, California 94002. Information based upon investor filings with the SEC.

(10)
Consists of 173,795 shares of common stock, 168,100 shares of common stock issuable upon exercise of warrants issued in our Series A preferred stock financing, 25,213 shares of common stock issuable upon exercise of additional warrants issued in June 2014, 182,039 shares of common stock issuable upon exercise of warrants issued in our Series D preferred stock financing, 102,691 shares of common stock issuable upon conversion of Series E preferred stock, 57,142 shares of common stock issuable upon exercise of warrants issued in our Series E preferred stock financing and 125,713 shares of common stock issuable upon exercise of private placement warrants issued in April 2015. Richard C. Perkins has voting and investment power over the shares. The reported mailing address for Perkins Capital Management, Inc. is 730 Lake Street East, Wayzata, Minnesota 55391. Information based upon investor filings with the SEC.

(11)
Includes 1,128,308 shares jointly held by Mr. Hamilton and his spouse, with whom Mr. Hamilton shares voting and dispositive power over such shares. The reported mailing address for Mr. Hamilton is 5925 Carnegie Boulevard, Suite 200, Charlotte, NC 28210. Information based solely upon investor filings with the SEC.

PRINCIPAL ACCOUNTANTS

Principal Accountant Fees and Services

        Audit and Audit-Related Fees.    Fees for audit and audit related services by our principal independent registered public accounting firm, Haskell & White LLP ("H&W"), for the years ended December 31, 2014 and 2013 were as follows:

	2014	2013
Audit fees	$101,855	$87,500
Audit related fees	65,640	61,675

Total audit and audit related fees	$167,495	$149,175

        Tax Fees; All Other Fees.    We were not billed for any tax fees or for any other fees from our principal accountants in 2014 or 2013.

Audit Committee Pre-Approval Policies and Procedures

        The Audit Committee charter provides that the Audit Committee will pre-approve all audit services and non-audit services to be provided by our independent auditors before the accountant is engaged to render these services. The Audit Committee may consult with management in the decision-making process but may not delegate this authority to management. The Audit Committee may delegate its authority to pre-approve services to one or more committee members, provided that the designees present the pre-approvals to the full committee at the next committee meeting. All audit and non-audit services performed by our independent accountants have been pre-approved by our Audit Committee to assure that such services do not impair the auditors' independence from us.

Determination of Independence

        There were no fees billed by H&W for non-audit services.

Attendance at Special Meeting

        Representatives from H&W are expected to be present at the Special Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

PROPOSALS

PROPOSAL ONE—TO APPROVE GRANTING OUR BOARD OF DIRECTORS THE AUTHORITY TO EXERCISE ITS DISCRETION TO AMEND OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR OUTSTANDING SHARES OF COMMON STOCK TO REGAIN COMPLIANCE WITH THE NASDAQ CAPITAL MARKET'S MINIMUM BID REQUIREMENT, AT ANY OF THE FOLLOWING EXCHANGE RATIOS AT ANY TIME WITHIN ONE YEAR AFTER STOCKHOLDER APPROVAL IS OBTAINED, AND ONCE APPROVED BY THE STOCKHOLDERS, THE TIMING OF THE AMENDMENT AND THE SPECIFIC REVERSE SPLIT RATIO TO BE EFFECTED SHALL BE DETERMINED IN THE SOLE DISCRETION OF OUR BOARD OF DIRECTORS: (A) A ONE-FOR-FIVE REVERSE STOCK SPLIT; (B) A ONE-FOR-SIX REVERSE STOCK SPLIT; (C) A ONE-FOR-SEVEN REVERSE STOCK SPLIT; (D) A ONE-FOR-EIGHT REVERSE STOCK SPLIT; (E) A ONE-FOR-NINE REVERSE STOCK SPLIT; (F) A ONE-FOR-TEN REVERSE STOCK SPLIT; (G) A ONE-FOR-FIFTEEN REVERSE STOCK SPLIT; OR (H) A ONE-FOR-TWENTY REVERSE STOCK SPLIT

Overview

        Our Board believes it is advisable and in the best interests of the Company and our stockholders to approve granting the Board the authority to exercise its discretion to amend our Certificate of Incorporation to effect a reverse stock split of our outstanding shares of Common Stock to regain compliance with The Nasdaq Capital Market's minimum bid requirement, at any of the following exchange ratios at any time within one year after stockholder approval is obtained, and once approved by the stockholders, the timing of the amendment and the specific reverse split ratio to be effected shall be determined in the sole discretion of our Board of Directors: (A) a one-for-five reverse stock split; (B) a one-for-six reverse stock split; (C) a one-for-seven reverse stock split; (D) a one-for-eight reverse stock split; (E) a one-for-nine reverse stock split; (F) a one-for-ten reverse stock split; (G) a one-for-fifteen reverse stock split; or (H) a one-for-twenty reverse stock split. The Board has approved of the proposed amendment of our Certificate of Incorporation, subject to stockholder approval, that would effect a reverse stock split in which each five, six, seven, eight, nine, ten, fifteen or twenty issued and outstanding shares of our Common Stock would be combined and converted into one share. Although stockholders are being asked to vote on each of the proposed reverse split exchange ratios, only one such proposal will be effected. Pending stockholder approval, the Board will have the sole discretion pursuant to Section 242(c) of the Delaware General Corporation Law to elect, as it determines to be in our best interests and those of our stockholders, whether or not to effect a reverse stock split, and if so, the specific number of shares of our Common Stock between and including five and twenty which will be combined into one share of our Common Stock, at any time before the first anniversary of this Special Meeting. The Board believes that stockholder approval of an amendment at each of the proposed reverse split ratios granting it the discretion to approve the specific ratio to be effected, rather than approval of only one exchange ratio at this time, provides the Board with maximum flexibility to react to then-current market conditions and, therefore, is in our best interests and those of our stockholders.

        The full text of the form of proposed amendment of the Certificate of Incorporation is attached to this proxy statement as Appendix A. By approving this Proposal, stockholders will be approving granting the Board the authority to exercise its discretion to amend our Certificate of Incorporation pursuant to which any whole number of outstanding shares between and including five and twenty would be combined into one share of our Common Stock, and authorizing the Board to file only one such amendment, as determined by the Board in the manner described herein. The Board at its discretion may also elect not to implement any reverse stock split.

        If approved by the stockholders and following such approval the Board determines that effecting a reverse stock split is in our best interests and those of our stockholders, the reverse stock split will become effective upon filing one such amendment with the Secretary of State of the State of Delaware.

The amendment filed thereby will contain the number of shares approved by the stockholders and selected by the Board within the limits set forth in this Proposal to be combined into one share of our Common Stock. Only one such amendment will be filed, if at all, and the other amendments will be abandoned in accordance with Section 242(c) of the Delaware General Corporation Law.

        Although we presently intend to effect the reverse stock split to regain compliance with The Nasdaq Capital Market's minimum bid requirement, under Section 242(c) of the Delaware General Corporation Law, the Board has reserved the right, notwithstanding the stockholders' approval of the proposed amendment of the Certificate of Incorporation at the Special Meeting, to abandon it at any time without further action by the stockholders before the amendment of the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware. The Board may consider a variety of factors in determining whether or not to proceed with the proposed amendment of the Certificate of Incorporation, including overall trends in the stock market, recent changes and anticipated trends in the per share market price of our Common Stock, business developments, and our actual and projected financial performance. If the closing bid price of our Common Stock on The Nasdaq Capital Market reaches a minimum of $1.00 per share and remains at or above that level for a minimum of ten consecutive trading days (or longer, if required by the Nasdaq Listing Qualifications Panel), as discussed more fully below, the Board may decide to abandon the filing of the proposed amendment of the Certificate of Incorporation. If the Board fails to implement a reverse stock split prior to the one-year anniversary of the Special Meeting, stockholder approval again would be required prior to implementing any reverse stock split.

Purpose and Background of the Reverse Stock Split

        Our primary objective in effectuating the reverse stock split would be to attempt to raise the per share trading price of our Common Stock in an effort to continue our listing on The Nasdaq Capital Market. To maintain listing, The Nasdaq Capital Market requires, among other things, that our Common Stock maintain a minimum bid of $1.00 per share.

        As a result of our stock trading below $1.00 per share for a period of 23 consecutive trading days as of December 14, 2015, we expect to receive a deficiency letter from the staff of Nasdaq regarding our eligibility for continued listing on The Nasdaq Capital Market. If such a deficiency letter is received, we expect it will give us 180 days to regain compliance with the minimum bid price requirement. If we fail to regain compliance during this 180 day period, we may receive a delisting notice from the staff of Nasdaq from which we would need to appeal and request an extension from Nasdaq and/or submit a plan to regain and thereafter maintain compliance with the minimum bid price requirement. The Board is seeking approval for the authority to effectuate the reverse stock split as a means of increasing the share price of our Common Stock at or above $1.00 per share in order to avoid further action by The Nasdaq Capital Market. We expect that the reverse stock split will increase the bid price per share of our Common Stock above the $1.00 per share minimum price, thereby satisfying this listing requirement. However, there can be no assurance that the reverse stock split will have that effect, initially or in the future, or that it will enable us to maintain the listing of our Common Stock on The Nasdaq Capital Market.

        In addition, we believe that the low per share market price of our Common Stock impairs its marketability to and acceptance by institutional investors and other members of the investing public and creates a negative impression of the Company. Theoretically, decreasing the number of shares of Common Stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them, or our reputation in the financial community. In practice, however, many investors, brokerage firms and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. The presence of these factors may be adversely affecting, and may continue to adversely affect, not only the pricing of our Common Stock but also its trading liquidity. In addition, these factors may affect our ability to raise additional capital through the sale of stock.

        We further believe that a higher stock price could help us attract and retain employees and other service providers. We believe that some potential employees and service providers are less likely to work for a company with a low stock price, regardless of the size of the company's market capitalization. If the reverse stock split successfully increases the per share price of our Common Stock, we believe this increase will enhance our ability to attract and retain employees and service providers.

        We hope that the decrease in the number of shares of our outstanding Common Stock as a consequence of the reverse stock split, and the anticipated increase in the price per share, will encourage greater interest in our Common Stock by the financial community and the investing public, help us attract and retain employees and other service providers, help us raise additional capital through the sale of stock in the future if needed, and possibly promote greater liquidity for our stockholders with respect to those shares presently held by them. However, the possibility also exists that liquidity may be adversely affected by the reduced number of shares which would be outstanding if the reverse stock split is effected, particularly if the price per share of our Common Stock begins a declining trend after the reverse stock split is effected.

        There can be no assurance that the reverse stock split will achieve any of the desired results. There also can be no assurance that the price per share of our Common Stock immediately after the reverse stock split will increase proportionately with the reverse stock split, or that any increase will be sustained for any period of time.

        If stockholders do not approve this Proposal and our stock price does not otherwise increase to greater than $1.00 per share for at least 10 consecutive trading days before our period to regain compliance lapses, we expect our Common Stock to be subject to a delisting action by Nasdaq. We believe the reverse stock split is the most likely way to assist the stock price in reaching the minimum bid level required by Nasdaq, although effecting the reverse stock split cannot guarantee that we will be in compliance with the minimum bid requirement even for the minimum 10-day trading period required by Nasdaq. Furthermore, the reverse stock split cannot guarantee we will be in compliance with either the market capitalization, net worth or stockholders' equity criteria required to maintain our Nasdaq Capital Market listing.

        If our Common Stock were delisted from The Nasdaq Capital Market, trading of our Common Stock would thereafter be conducted on the OTC Bulletin Board or the "pink sheets". As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, our Common Stock. To relist shares of our Common Stock on Nasdaq, we would be required to meet the initial listing requirements for either The Nasdaq Capital Market or The Nasdaq Global Market, which are more stringent than the maintenance requirements.

        In addition, if our Common Stock were delisted from The Nasdaq Capital Market and the price of our Common Stock were below $5.00 at such time, such stock would come within the definition of "penny stock" as defined in the Securities Exchange Act of 1934, as amended and would be covered by Rule 15g-9 of the Securities Exchange Act of 1934. That rule imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5 million or individuals with net worth in excess of $1 million or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by Rule 15g-9, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. These additional sales practice restrictions will make trading in our Common Stock more difficult and the market less efficient.

        We are not aware of any present efforts by anyone to accumulate our Common Stock, and the proposed reverse stock split is not intended to be an anti-takeover device.

The Reverse Stock Split May Not Result in an Increase in the Per Share Price of Our Common Stock; There Are Other Risks Associated with the Reverse Stock Split

        We cannot predict whether the reverse stock split will increase the market price for our Common Stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

  •
  the market price per share will either exceed or remain in excess of the $1.00 minimum bid price as required by The Nasdaq Capital Market;

  •
  we will otherwise meet the requirements of Nasdaq for continued inclusion for trading on The Nasdaq Capital Market;

  •
  the market price per share of our Common Stock after the reverse stock split will rise in proportion to the reduction in the number of shares outstanding before the reverse stock split;

  •
  the reverse stock split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks; or

  •
  the reverse stock split will result in a per share price that will increase our ability to attract and retain employees and other service providers.

        The market price of our Common Stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split.

Principal Effects of Reverse Stock Split on Market for Common Stock

        On December 10, 2015, the closing bid price for our Common Stock on The Nasdaq Capital Market was $0.72 per share. By decreasing the number of shares of Common Stock outstanding without altering the aggregate economic interest represented by the shares, we believe the market price will be increased. The greater the market price rises above $1.00 per share, the less risk there will be that we will fail to meet the requirements for maintaining the listing of our Common Stock on The Nasdaq Capital Market. However, there can be no assurance that the market price of the Common Stock will rise to or maintain any particular level or that we will at all times be able to meet the requirements for maintaining the listing of our Common Stock on The Nasdaq Capital Market.

Principal Effects of Reverse Stock Split on Common Stock and Preferred Stock; No Fractional Shares

        If stockholders approve granting the Board the authority to exercise its discretion to amend our Certificate of Incorporation to effect a reverse stock split, and if the Board decides to effectuate such amendment and reverse stock split, the principal effect of the reverse stock split will be (i) to reduce the number of issued and outstanding shares of our Common Stock, in accordance with an exchange ratio approved by the stockholders and determined by the Board as set forth in this Proposal, from approximately 12,680,927 shares to between and including approximately 634,046 and 2,536,185 shares, depending on which reverse stock ratio is effectuated by the Board and based upon the number of shares outstanding at the time such reverse stock split is effectuated and (ii) to reduce the number of shares of our Common Stock issuable upon conversion of our issued and outstanding Series E Preferred Stock from 1,257,996 shares to between and including approximately 62,889 and 251,599 shares, depending on which reverse stock ratio is effectuated by the Board. Except as described above, the reverse stock split will not affect the Series E Preferred Stock. The total number of shares of Common Stock each stockholder holds will be reclassified automatically into the number of shares of Common Stock equal to the number of shares of Common Stock each stockholder held immediately before the reverse stock split divided by the exchange ratio approved by the stockholders and determined by the Board as set forth in this Proposal.

If the number of shares of Common Stock a stockholder holds is not evenly divisible by such exchange ratio, that stockholder will not receive a fractional share but instead will receive, upon surrender of stock certificates representing such shares of Common Stock, cash in an amount equal to the fraction of a share that stockholder otherwise would have been entitled to receive multiplied by the last sale price (as adjusted to reflect the reverse stock split) of the Common Stock as last reported on The Nasdaq Capital Market on the trading day before the reverse stock split takes effect. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor as described herein. Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

        The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests, except to the extent that the reverse stock split results in any stockholders owning a fractional share. As described above, stockholders holding fractional shares will be entitled to cash payments in lieu of such fractional shares. Such cash payments will reduce the number of post-split stockholders to the extent there are stockholders presently holding fewer shares than between and including five and twenty shares, depending on the exchange ratio selected by the Board. This, however, is not the purpose for which we are proposing to effect the reverse stock split and we are not aware that we have any stockholders who hold so few shares that they will be cashed out. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The par value of our Common Stock and Preferred Stock would remain unchanged at $0.001 per share. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

        Upon effectiveness of the reverse stock split, the number of authorized shares of Common Stock that are not issued or outstanding will increase substantially because the proposed amendment will not reduce the number of authorized shares while it will reduce the number of outstanding shares by a factor of between and including five and twenty, depending on the exchange ratio selected by the Board. In other words, if stockholders approve this Proposal and our Board effectuates the amendment of our Certificate of Incorporation, the number of authorized but unissued shares of Common Stock would increase from approximately 37,319,073 shares to between and including approximately 47,463,815 and 49,365,954 shares, and we will continue to have approximately 4,997,798.5 authorized but unissued shares of Preferred Stock. Authorized but unissued shares will be available for issuance, and we may issue such shares in financings or otherwise. If we issue additional shares, the ownership interest of holders of our Common Stock may also be diluted. Also, the issued shares may have rights, preferences or privileges senior to those of our Common Stock. Our future capital needs will be highly dependent on our ability to increase our revenue and control expenses. Thus, any projections of future cash needs and cash flows are subject to substantial uncertainty. If our available funds and cash generated from operations are insufficient to satisfy our liquidity requirements, we may seek to sell additional equity or debt securities, obtain a line of credit or curtail our existing operations. In addition, from time to time we may evaluate other methods of financing to meet our capital needs on terms that we believe are attractive.

Principal Effects of Reverse Stock Split on Outstanding Options and Warrants

        As of the Record Date, we had outstanding stock options to purchase an aggregate of 1,050,431 shares of Common Stock with a weighted average exercise price of $6.64 per share and warrants to purchase an aggregate of 9,648,905 shares of Common Stock with a weighted average exercise price of $3.37 per share. When the reverse stock split becomes effective, the number of shares of Common Stock covered by each of them will be reduced to between and including one-fifth and one-twentieth the number currently covered and the exercise or conversion price per share will be increased by between and including five and twenty times the current exercise or conversion price, resulting in the same aggregate price being required to be paid therefor upon exercise or conversion thereof as was required immediately preceding the reverse stock split. The number of shares reserved under our option plan will decrease to between and including one-fifth and one-twentieth of the number of shares currently included in such plan.

Principal Effects of Reverse Stock Split on Legal Ability to Pay Dividends

        The Board has not in the past declared, nor does it have any plans to declare in the foreseeable future, any distributions of cash, dividends or other property, and we are not in arrears on any dividends. Therefore, we do not believe that the reverse stock split will have any effect with respect to future distributions, if any, to our holders of Common Stock.

Accounting Matters

        The reverse stock split will not affect the par value of our Common Stock. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to our Common Stock will be reduced by a factor of between and including five and twenty. In other words, stated capital will be reduced to between and including one-fifth and one-twentieth of its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of Common Stock outstanding.

Potential Anti-Takeover Effect

        The increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of the Company with another company). However, this Proposal is not being proposed to facilitate implementing a poison pill in response to any effort of which we are aware to accumulate shares of our Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to our Board and stockholders.

Procedure for Effecting Reverse Stock Split; Exchange of Stock Certificates; Payment for Fractional Shares

        If the stockholders approve granting the Board the authority to exercise its discretion to effectuate the reverse stock split and if the Board determines to effectuate the reverse stock split, we will file the proposed amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. The reverse stock split will become effective at the time specified in the amendment, which will most likely be the date of the filing of the amendment and which we refer to as the "effective time." Beginning at the effective time, each certificate representing outstanding pre-reverse stock split shares of Common Stock will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares of Common Stock.

        We will appoint Computershare, 520 Pike Street, Suite 1220, Seattle, Washington 98101, (800) 736-3001, to act as exchange agent for Common Stockholders in connection with the reverse stock split. We will deposit with the exchange agent, as soon as practicable after the effective time, cash in an amount equal to the value of the estimated aggregate number of fractional shares that will result from the reverse stock split. The funds required to purchase the fractional share interests are available and will be paid from our current cash reserves. Our stockholder list shows that some of our outstanding Common Stock is registered in the names of clearing agencies and broker nominees. Because we do not know the numbers of shares held by each beneficial owner for whom the clearing agencies and broker nominees are record holders, we cannot predict with certainty the number of fractional shares that will result from the reverse stock split or the total amount we will be required to pay for fractional share interests. However, we do not expect that amount will be material.

        As of the Record Date, we had approximately 32 Common Stockholders of record (although we had significantly more beneficial holders). We do not expect the reverse stock split and the payment of cash in lieu of fractional shares to result in a significant reduction in the number of record holders. We presently do not intend to seek any change in our status as a reporting company for federal securities law purposes, either before or after the reverse stock split.

        As soon as practicable after the effective time, we will mail a letter of transmittal to each Common Stockholder. Each Common Stockholder will be able to obtain a certificate evidencing its post-reverse-split shares and, if applicable, cash in lieu of a fractional share only by sending the exchange agent its old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as we may require. Common Stockholders will not receive certificates for post-reverse stock split shares unless and until their old certificates are surrendered to the exchange agent together with the properly completed and executed letter of transmittal and such evidence of ownership of the shares as we may require. Stockholders should not destroy any stock certificates and should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each Common Stockholder's new stock certificate and payment in lieu of any fractional share promptly after receipt of that stockholder's properly completed letter of transmittal and old stock certificate(s).

        Stockholders will not have to pay any service charges in connection with the exchange of their certificates or the payment of cash in lieu of fractional shares.

        Even if the stockholders approve the reverse stock split, the Board reserves the right to not effect the reverse stock split if in the Board's opinion it would not be in our best interests or those of our stockholders to effect such reverse stock split.

No Dissenters' Rights

        Under the Delaware General Corporation Law, stockholders are not entitled to dissenter's rights with respect to the reverse stock split, and the Company will not independently provide stockholders with any such right.

Material Federal Income Tax Consequences of the Reverse Stock Split

        The following is a summary of material federal income tax consequences of the reverse stock split to holders of our Common Stock and to the Company. The discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), existing, proposed and temporary Treasury regulations promulgated thereunder, Internal Revenue Service ("IRS") rulings, administrative pronouncements and judicial decisions in effect as of the date of this proxy statement, all of which are subject to change (possibly with retroactive effect) or to different interpretations. The summary does not address all aspects of federal income taxation that may apply to a stockholder as a result of the reverse stock split and is included for general information only. In addition, the summary does not address any state, local or foreign income or other tax consequences of the reverse stock split.

        The summary does not address tax consequences to stockholders that are subject to special tax rules, including, without limitation, banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers, S corporations, partnerships, estates, trusts and tax-exempt entities. The summary further assumes that stockholders have held our Common Stock subject to the reverse stock split as a capital asset within the meaning of Section 1221 of the Code, and will continue to hold such Common Stock as a capital asset following the reverse stock split.

        THE FOLLOWING DISCUSSION IS BASED ON CURRENT LAW AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE REVERSE STOCK SPLIT. STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF THEIR INDIVIDUAL CIRCUMSTANCES. THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE.

        No gain or loss should be recognized by Common Stockholders as a result of the reverse stock split, except for cash payments received in lieu of fractional shares, the tax consequences of which are described below. The aggregate tax basis of the new Common Stock received by Common Stockholders (including any fraction of new Common Stock deemed to have been received) will be the same as their aggregate adjusted tax basis in their existing Common Stock. The holding period of the new Common Stock received as a result of the reverse stock split will include the period during which a Common Stockholder held the Common Stock surrendered in the reverse stock split.

        Common Stockholders who receive cash in lieu of fractional shares of the new Common Stock in the reverse stock split will be treated as having sold such fractional shares for cash, and will generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received and their tax basis in their fractional share. The gain or loss will be long-term capital gain or loss if a stockholder's holding period for his or her new Common Stock exceeds 12 months.

        The reverse stock split will be treated as a tax-free recapitalization of the Company under the Code. Consequently, the Company will not recognize any gain or loss as a result of the reverse stock split.

        THE COMPANY'S VIEW REGARDING THE TAX CONSEQUENCE OF THE REVERSE STOCK SPLIT IS NOT BINDING ON THE IRS OR THE COURTS. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR CONCERNING ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

Vote Required

        This Proposal to approve granting the Board the authority to exercise its discretion to amend our Certificate of Incorporation to effect a reverse stock split of our outstanding shares of Common Stock to regain compliance with The Nasdaq Capital Market's minimum bid requirement, at any of the following exchange ratios at any time within one year after stockholder approval is obtained, and once approved by the stockholders, the timing of the amendment and the specific reverse split ratio to be effected shall be determined in the sole discretion of our Board of Directors: (A) a one-for-five reverse stock split; (B) a one-for-six reverse stock split; (C) a one-for-seven reverse stock split; (D) a one-for-eight reverse stock split; (E) a one-for-nine reverse stock split; (F) a one-for-ten reverse stock split; (G) a one-for-fifteen reverse stock split; or (H) a one-for-twenty reverse stock split, will be approved if the holders of a majority of the shares of Common Stock outstanding as of the Record Date and entitled to vote at the Special Meeting vote in favor of this Proposal.

Recommendation

        The Board recommends that stockholders vote FOR approval of granting the Board the authority to exercise its discretion to amend our Certificate of Incorporation to effect a reverse stock split of our outstanding shares of Common Stock to regain compliance with The Nasdaq Capital Market's minimum bid requirement, at any of the following exchange ratios at any time within one year after stockholder approval is obtained, and once approved by the stockholders, the timing of the amendment and the specific reverse split ratio to be effected shall be determined in the sole discretion of our Board of Directors: (A) a one-for-five reverse stock split; (B) a one-for-six reverse stock split; (C) a one-for-seven reverse stock split; (D) a one-for-eight reverse stock split; (E) a one-for-nine reverse stock split; (F) a one-for-ten reverse stock split; (G) a one-for-fifteen reverse stock split; or (H) a one-for-twenty reverse stock split.

Unless marked otherwise, proxies received will be voted FOR Proposal One.

PROPOSAL TWO—RATIFICATION OF APPOINTMENT OF HASKELL & WHITE LLP

Overview

        Our Audit Committee has engaged the registered public accounting firm of Haskell & White LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2015. Haskell & White LLP audited our financial statements for the years ended December 31, 2014 and December 31, 2013. Please refer to "Principal Accountants" above for information about fees and services paid to Haskell & White LLP in 2014 and 2013, and our Audit Committee's pre-approval policies. Stockholder ratification of such selection is not required by our Bylaws or other applicable legal requirement. However, our Board is submitting the selection of Haskell & White LLP to stockholders for ratification as a matter of good corporate practice. In the event that stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if our Audit Committee believes that such a change would be in our and our stockholders' best interests.

        Representatives of Haskell & White LLP are expected to be present at the Special Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Vote Sought

        The proposal to ratify the appointment of Haskell & White LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2015 will be approved if a majority of the shares of common stock present in person or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting are voted in favor of the proposal.

Recommendation

        The Board recommends that stockholders vote FOR the proposal to ratify the appointment of Haskell & White LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2015.

Unless marked otherwise, proxies received will be voted FOR Proposal Two.

PROPOSAL THREE—TO APPROVE ADJOURNMENT OF SPECIAL MEETING, IF NECESSARY AND APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES

Overview

        We seek stockholder approval to adjourn the Special Meeting, if necessary and appropriate, to solicit additional proxies if we do not have sufficient votes at the Special Meeting to approve any of the proposals set forth above. We currently do not intend to propose adjournment at our Special Meeting if there are sufficient votes to approve each of the proposals. If it is necessary to adjourn the Special Meeting, and the adjournment is for a period of less than 30 days, no notice of the time or place of the reconvened meeting will be given to our stockholders, other than an announcement made at the Special Meeting.

Vote Required

        The proposal to approve an adjournment of the Special Meeting, if necessary and appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve any of the proposals, will be approved if a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Special Meeting are voted in favor of such approval.

Recommendation

        The Board recommends that stockholders vote FOR approval to adjourn the Special Meeting, if necessary and appropriate, to solicit additional proxies.

Unless marked otherwise, proxies received will be voted FOR Proposal Three

 OTHER BUSINESS

        We know of no other matters to be submitted to the stockholders at the Special Meeting. If any other matters properly come before the stockholders at the Special Meeting, the persons named on the enclosed proxy card intend to vote the shares they represent as the Board may recommend.

DESCRIPTION OF CAPITAL STOCK

        The following is a brief description of our capital stock. This summary does not purport to be complete in all respects. This description is subject to and qualified entirely by the terms of our certificate of incorporation, as amended, and our bylaws, as amended, copies of which have been filed with the Securities and Exchange Commission and are also available upon request from us, and by the General Corporation Law of the State of Delaware.

Capital Stock

Common Stock and Preferred Stock

        We are authorized to issue up to 50,000,000 shares of common stock, par value $0.001 per share. As of November 30, 2015, we had 12,680,927 shares of common stock outstanding. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote and may not cumulate their votes. Holders of common stock are entitled to share in all dividends that our Board of Directors, or the Board, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

        Except as described below with respect to investors in our Series E preferred stock financing and the April 2011 Investors Rights Agreement, holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock. The outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are also subject to, and may be adversely affected by, the rights of holders of Series E preferred stock or shares of any other series of preferred stock which we may designate and issue in the future without further stockholder approval.

        We are authorized to issue up to 5,000,000 shares of preferred stock, par value $0.001 per share. Our Board is authorized by our certificate of incorporation to establish classes or series of preferred stock and fix the designation, powers, preferences and rights of the shares of each such class or series and the qualifications, limitations or restrictions thereof without any further vote or action by our stockholders. Any shares of preferred stock so issued could have priority over our common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by our stockholders and may adversely affect the voting and other rights of the holders of our common stock.

        The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable a holder to block such a transaction. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of holders of our common stock. Although our Board is required to make any determination to issue preferred stock based on its judgment as to the best interests of our stockholders, our Board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which such stockholders might receive a premium for their stock over the then market price of such stock.

Our Board presently does not intend to seek stockholder approval prior to the issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange rules.

Series A Preferred Stock

        In 2012, we consummated a Series A preferred stock financing, pursuant to which we issued and sold shares of Series A 6% convertible preferred stock and warrants to purchase common stock. Although there currently are no outstanding shares of Series A preferred stock, we still have certain other obligations in connection with the Series A preferred stock financing as described below.

        On September 28, 2012, we entered into a Registration Rights Agreement with the Series A Investors (the "Series A Registration Rights Agreement"), which requires us to maintain effective registration statements with the SEC registering for resale the shares of common stock issuable upon exercise of the Series A Warrants (including any additional shares of common stock issuable in connection with any anti-dilution provisions of the Series A Warrants).

        Until all Series A Investors no longer hold Series A Warrants: (i) we may not sell any variable rate securities or dilutive securities except for certain exempt issuances; (ii) if we enter into a subsequent financing on more favorable terms than the Series A preferred stock financing, then the agreements between us and the Series A Investors will be amended to include such more favorable terms; and (iii) we may not sell securities at an effective price per share less than $4.9112 except for certain exempt issuances.

Series B Preferred Stock

        In 2013, we consummated a Series B preferred stock financing through a registered direct offering, pursuant to which we issued and sold shares of Series B 6% convertible preferred stock and warrants to purchase common stock. Although there currently are no outstanding shares of Series B preferred stock, we still have certain other obligations in connection with the Series B preferred stock financing as described below.

        We have agreed with the Series B Investor that while such Series B Investor holds Series B Warrants, we will not effect or enter into an agreement to effect a variable rate transaction, which means a transaction in which we: (i) issue or sell any convertible securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of, or quotations for, the shares of common stock at any time after the initial issuance of such convertible securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such convertible securities or upon the occurrence of specified or contingent events directly or indirectly related to our business; or (ii) enter into any agreement (including, without limitation, an equity line of credit) whereby we may sell securities at a future determined price.

        We also have agreed with the Series B Investor that, except under certain permitted circumstances, until the time that less than 7.5% of the Series B Warrants remain outstanding, neither we nor our subsidiary shall issue, or enter into any agreement to issue, common stock or equivalents thereof at a price below the exercise price of the Series B Warrants.

Series C Preferred Stock

        In 2013, we consummated a Series C preferred stock financing, pursuant to which we issued and sold shares of Series C 6% convertible preferred stock and warrants to purchase common stock. Although there currently are no outstanding shares of Series C preferred stock, we still have certain other obligations in connection with the Series C preferred stock financing as described below.

        Until all Series C Investors no longer hold Series C Warrants, (i) we may not sell any variable rate securities except for certain exempt issuances and (ii) if we enter into a subsequent financing on more favorable terms than the Series C preferred stock financing, then the agreements between us and the Series C Investors will be amended to include such more favorable terms. In addition, until 7.5% or less of the Series C Warrants remain unexercised, we may not sell any dilutive securities at a price below the exercise price of the Series C Warrants, except for certain exempt issuances.

        In connection with the Series C preferred stock financing, we entered into a Registration Rights Agreement with the Series C Investors which requires us to maintain an effective registration statement with the SEC registering for resale the shares of common stock issuable upon exercise of the Series C Warrants.

Series D Preferred Stock

        In 2013, we consummated a public offering of Series D preferred stock and warrants to purchase common stock. There currently are no outstanding shares of Series D preferred stock.

Series E Preferred Stock

        In 2015, we consummated a Series E preferred stock financing through a registered direct offering, pursuant to which we issued and sold shares of Series E 6% convertible preferred stock and warrants to purchase common stock.

        The Series E preferred stock is non-voting (except to the extent required by law and except for certain consent rights relating to amending the certificate of incorporation or bylaws, and the like), but ranks senior to our common stock with respect to dividends and with respect to distributions upon our deemed dissolution, liquidation or winding-up. Each share of Series E preferred stock carried a 6% per annum dividend payable only in cash; however, in October 2015, the holders of the Series E preferred stock agreed to irrevocably waive ab initio and for all time all rights to receive dividends under the terms of the Series E preferred stock. Until the volume weighted average price of our common stock on Nasdaq exceeds 200% of the conversion price of the Series E preferred stock for ten consecutive trading days, the Series E preferred stock is subject to full ratchet price based anti-dilution protection (subject to the limits imposed by General Instruction I.B.6. of Form S-3).

        We agreed with the Series E investors that while such investors holds Series E preferred stock and Series E Warrants, we will not effect or enter into an agreement to effect a "Variable Rate Transaction," which means a transaction in which we: (i) issue or sell any convertible securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of, or quotations for, the shares of our common stock at any time after the initial issuance of such convertible securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such convertible securities or upon the occurrence of specified or contingent events directly or indirectly related to our business; or (ii) enter into any agreement (including, without limitation, an equity line of credit) whereby we may sell securities at a future determined price.

        We also agreed with the Series E investors that, except under certain permitted circumstances: (i) until 30 days following the date on which less than 7.5% of the Series E preferred stock remains outstanding, we will not issue, or enter into any agreement to issue, any shares of common stock or equivalents thereof; (ii) until the time that less than 7.5% of the Series E Warrants remain outstanding, neither we nor our subsidiaries will issue, or enter into any agreement to issue, common stock or equivalents thereof at a price below the exercise price of the Series E Warrants; and (iii) until the time that less than 7.5% of the Series E preferred stock remains outstanding, neither we nor our subsidiaries will issue, or enter into any agreement to issue, common stock or equivalents thereof at a price below the conversion price of the Series E preferred stock unless all shares of common stock underlying the Series E preferred stock (taking into consideration the effect of the full adjustment of the anti-dilution provisions from such dilutive issuance) are permitted by General Instruction I.B.6. of Form S-3 to be issued under the registration statement.

        A holder has no right to convert any portion of its Series E preferred stock to the extent that, after giving effect to such conversion, such holder, together with such holder's affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of, at the initial option of the holder thereof, 4.99% (which may be increased, but not above 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of the shares of common stock upon such conversion. Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

Warrants

        Outstanding warrants to purchase our common stock are as follows:

	Shares of Common Stock Issuable from Warrants Outstanding as of
	September 30, 2015	December 31, 2014	Exercise Price		Expiration
April 2015	27,362	—	$2.167		August 2020
April 2015	1,512,638	—	$1.10	(1)	August 2020
February 2015	700,000	—	$1.10	(2)	August 2020
June 2014	25,303	25,303	$2.06		April 2018
December 2013	5,825,243	5,825,243	$3.12		December 2018
June 2013	491,803	491,803	$1.97	(3)	June 2019
May 2013	491,803	491,803	$1.97	(4)	May 2019
March 2013	275,000	275,000	$1.97	(5)	March 2019
October 2012	168,706	168,706	$1.97	(6)	September 2018
April 2011	131,047	131,047	$21.40		April 2016

	9,648,905	7,408,905

(1)
Prior to a warrant modification, which occurred in October 2015, these warrants had an initial exercise price of $2.167 per share.

(2)
Prior to a warrant modification, which occurred in October 2015, these warrants had an initial exercise price of $1.97 per share.

(3)
Prior to a warrant modification, which occurred in February 2015, these warrants had an initial exercise price of $3.55 per share.

(4)
Prior to a warrant modification, which occurred in February 2015, these warrants had an initial exercise price of $3.77 per share.

(5)
Prior to a warrant modification, which occurred in February 2015, these warrants had an initial exercise price of $3.49 per share.

(6)
Prior to anti-dilution adjustments, which occurred on March 20, 2013 and June 28, 2013, and a warrant modification which occurred in February 2015 these warrants had an initial exercise price of $9.50 per share.

October 2012 Warrants

        As of November 30, 2015, there are warrants to purchase 168,706 shares of common stock that were issued to the Series A investors in October 2012 in connection with the first closing of the Series A preferred stock financing.

        The warrants originally had a term of 5 1/2 years and were exercisable at an exercise price of $2.86 per share; however, pursuant to a modification entered into in February 2015, (i) the exercise price of these warrants was reduced to $1.97, (ii) the exercise of such modified warrants was prohibited for a period of six months after the date of the modification and (iii) the exercise period of such modified warrants was extended for an additional six months.

        The exercise price of these warrants and the number of shares of common stock underlying these warrants are subject to proportional adjustment for stock splits, stock dividends and the like, but, as amended, are not subject to any price-based anti-dilution adjustments.

        If, at the time of exercise of these warrants, there is no effective registration statement registering the shares of common stock issuable upon exercise of the warrant or the prospectus contained in the registration statement is not available for the issuance of the shares of common stock issuable upon exercise of the warrant, the holder may exercise the warrant, in whole or in part, on a cashless basis. When exercised on a cashless basis, a portion of the warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our common stock purchasable upon such exercise.

        A holder has no right to exercise any portion of these warrants, to the extent that, after giving effect to such exercise, such holder, together with such holder's affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of, at the initial option of the holder thereof, 4.99% (which may be increased, but not above 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of the shares of common stock upon such exercise. Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

March 2013 Warrants

        As of November 30, 2015, there are warrants to purchase 275,000 shares of common stock that were issued to the Series B investor in March 2013 in connection with the closing of the Series B preferred stock financing.

        The warrants originally had a term of 5 1/2 years and were exercisable at an exercise price of $3.49 per share; however, pursuant to a modification entered into in February 2015, (i) the exercise price of these warrants was reduced to $1.97, (ii) the exercise of such modified warrants was prohibited for a period of six months after the date of the modification and (iii) the exercise period of such modified warrants was extended for an additional six months.

        The exercise price of these warrants and the number of shares of common stock underlying these warrants are subject to proportional adjustment for stock splits, stock dividends and the like, but are not subject to any price-based anti-dilution adjustments.

        If, at the time of exercise of these warrants, there is no effective registration statement registering the shares of common stock issuable upon exercise of the warrant or the prospectus contained in the registration statement is not available for the issuance of the shares of common stock issuable upon exercise of the warrant, the holder may exercise the warrant, in whole or in part, on a cashless basis. When exercised on a cashless basis, a portion of the warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our common stock purchasable upon such exercise.

        A holder has no right to exercise any portion of these warrants, to the extent that, after giving effect to such exercise, such holder, together with such holder's affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of, at the initial option of the holder thereof, 4.99% (which may be increased, but not above 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of the shares of common stock upon such exercise. Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

May and June 2013 Warrants

        As of November 30, 2015, there are warrants to purchase 491,803 shares of common stock that were issued to the Series C investors in May 2013 and warrants to purchase 491,803 shares of common stock that were issued to the Series C investors in June 2013, all in connection with the closings of the Series C preferred stock financing.

        The warrants originally had a term of 5 1/2 years and were exercisable at exercise prices of $3.77 and $3.55 per share, respectively; however, pursuant to a modification entered into in February 2015, (i) the exercise price of these warrants was reduced to $1.97, (ii) the exercise of such modified warrants was prohibited for a period of six months after the date of the modification and (iii) the exercise period of such modified warrants was extended for an additional six months.

        The exercise price of these warrants and the number of shares of common stock underlying these warrants are subject to proportional adjustment for stock splits, stock dividends and the like, but are not subject to any price-based anti-dilution adjustments.

        If, at the time of exercise of a Series C Warrant, there is no effective registration statement registering the shares of common stock issuable upon exercise of the warrant or the prospectus contained in the registration statement is not available for the issuance of the shares of common stock issuable upon exercise of the warrant, the holder may exercise the warrant, in whole or in part, on a cashless basis. When exercised on a cashless basis, a portion of the warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our common stock purchasable upon such exercise.

        A holder has no right to exercise any portion of these warrants, to the extent that, after giving effect to such exercise, such holder, together with such holder's affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of, at the initial option of the holder thereof, 4.99% (which may be increased, but not above 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of the shares of common stock upon such exercise. Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

December 2013 Warrants

        As of November 30, 2015, there are warrants to purchase 5,825,243 shares of common stock that were issued to the Series D investors in December 2013 in connection with the closings of the Series D preferred stock financing.

        The warrants are currently exercisable at an exercise price of $3.12 per share and expire in December 2018. The exercise price of these warrants and the number of shares of common stock underlying these warrants are subject to proportional adjustment for stock splits, stock dividends and the like, but are not subject to any price-based anti-dilution adjustments.

        If, at the time of exercise of a Series D Warrant, there is no effective registration statement registering the shares of common stock issuable upon exercise of the warrant or the prospectus contained in the registration statement is not available for the issuance of the shares of common stock issuable upon exercise of the warrant, the holder may exercise the warrant, in whole or in part, on a cashless basis. When exercised on a cashless basis, a portion of the warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our common stock purchasable upon such exercise.

        A holder has no right to exercise any portion of these warrants, to the extent that, after giving effect to such exercise, such holder, together with such holder's affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of, at the initial option of the holder thereof, 4.99% (which may be increased, but not above 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of the shares of common stock upon such exercise. Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

June 2014 Warrants

        As of November 30, 2015, there are warrants to purchase 25,303 shares of common stock that were issued to the Series A investors in June 2014, in connection with certain modifications of the Series A Warrants. The warrants are currently exercisable at an exercise price of $2.06 per share and expire in April 2018.

February 2015 Warrants

        As of November 30, 2015, there are warrants to purchase 700,000 shares of common stock that were issued to the Series E investors in February 2015 in connection with the closing of the Series E preferred stock financing. These warrants originally had an exercise price of $1.97 per share; however, pursuant to a modification entered into in October 2015, the exercise price of these warrants was reduced to $1.10. These warrants have a 5 1/2 year term and have a cashless exercise provision in the event there is no effective registration statement covering the common stock issuable upon exercise of the Series E Warrants. The Series E Warrants were not exercisable for the first six months following issuance. The Series E Warrants are not subject to price based anti-dilution protection. Subject to the beneficial ownership limitation described below, if, after the one year anniversary of the Series E financing, the volume weighted average price of our common stock on The Nasdaq Capital Market exceeds 200% of the exercise price for ten consecutive trading days, then we have the right to, within one trading day thereafter, call for cancellation of up to 50% of the Series E Warrants for consideration equal to $0.001 per share of common stock underlying the Series E Warrants. We may not exercise our call rights if, among other things, there is no effective registration statement registering the shares of common stock issuable upon exercise of the Series E Warrants or the prospectus contained in the registration statement is not available for the issuance of the shares of common stock issuable upon exercise of the Series E Warrants.

        A holder has no right to exercise any portion of these warrants, to the extent that, after giving effect to such exercise, such holder, together with such holder's affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of, at the initial option of the holder thereof, 4.99% (which may be increased, but not above 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of the shares of common stock upon such exercise. Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

April 2015 Warrants

        As of November 30, 2015, there are warrants to purchase 1,540,000 shares of common stock that were sold to selected accredited institutional pre-existing investors substantially concurrently with the closing of the Series E preferred stock financing. These warrants originally had an exercise price of $2.167 per share; however, pursuant to a modification entered into in October 2015, the exercise price of 1,512,638 of these warrants was reduced to $1.10. These warrants have a 5 1/2 year term and have a cashless exercise provision in the event there is no effective registration statement covering the common stock issuable upon exercise of the warrants. These warrants were not exercisable for the first six months following issuance. These warrants are not subject to price based anti-dilution protection. Subject to the beneficial ownership limitation described below, if, after the one year anniversary of entering into the warrant purchase agreement, the volume weighted average price of our common stock on The Nasdaq Capital Market exceeds 200% of the exercise price for ten consecutive trading days, then we have the right to, within one trading day thereafter, call for cancellation of up to 50% of the warrants for consideration equal to $0.001 per share of common stock underlying the warrants. We may not exercise our call rights if, among other things, there is no effective registration statement registering the shares of common stock issuable upon exercise of the warrants or the prospectus contained in the registration statement is not available for the issuance of the shares of common stock issuable upon exercise of the warrants.

        We agreed with the investors in these warrants that while they hold any such warrants, we will not effect or enter into an agreement to effect a "Variable Rate Transaction," which means a transaction in which we: (i) issue or sell any convertible securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of, or quotations for, the shares of our common stock at any time after the initial issuance of such convertible securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such convertible securities or upon the occurrence of specified or contingent events directly or indirectly related to our business; or (ii) enter into any agreement (including, without limitation, an equity line of credit) whereby we may sell securities at a future determined price. We also agreed that, except under certain permitted circumstances until the time that less than 7.5% of the warrants remain outstanding, neither we nor our subsidiaries shall issue, or enter into any agreement to issue, common stock or equivalents thereof at a price below the exercise price of the warrants. We also agreed that the terms of the warrant financing will be amended to the reflect the most favorable terms obtained by us in any of our future equity financings.

        A holder has no right to exercise any portion of these warrants, to the extent that, after giving effect to such exercise, such holder, together with such holder's affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of, at the initial option of the holder thereof, 4.99% (which may be increased, but not above 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of the shares of common stock upon such exercise. Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

All Other Outstanding Warrants

        The number of shares of common stock issuable upon exercise of all other outstanding warrants may be adjusted in the event of stock dividends, recapitalizations, stock splits, reorganizations or the like. Further, except as described below, such warrants contain net exercise provisions that enable holders to exercise the warrants on a cashless basis.

        The April 2011 warrants may be exercised in cash or pursuant to a net exercise provision if we undergo a fundamental transaction or if an effective registration statement does not exist for the resale of the shares of common stock issuable upon exercise of such warrants. These warrants also are subject to a blocker that would prevent each holder's common stock ownership from exceeding 19.99% of our outstanding common stock after exercise.

Stock Incentive Plan

        Our 2006 Stock Incentive Plan, as amended, or the Stock Plan, currently has a reserve of 3,000,000 shares of common stock (subject to adjustment for stock splits and similar capital changes) in connection with stock option grants and other stock-based awards. Employees, directors, consultants or other service providers are eligible to receive grants or awards under our Stock Plan. As of November 30, 2015, 89,805 shares have been issued pursuant to option exercises, RSU vesting and direct stock issuances, options to purchase 1,632,434 shares of common stock were issued and outstanding, and 1,277,761 shares remained available for grant or issuance under our Stock Plan.

April 2011 Rights Agreement

        In connection with our April 2011 private placement, we entered into an Investors Rights Agreement pursuant to which each investor that beneficially owns not less than 25% of the shares of common stock issued to it in the private placement (treating the shares underlying such investor's warrants as if issued) has a right of first refusal to participate in certain of our future issuances of securities on a pro rata basis with its initial investment. Bank financings and stock issued in connection with strategic partnerships and acquisitions, underwritten public offerings, employee or director equity incentive plans and other customary transactions are excluded from this right of participation.

Authorized but Unissued Shares

        The authorized but unissued shares of common and preferred stock are available for future issuance without stockholder approval, unless otherwise required by law or applicable stock exchange rules. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares could hinder or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

        Our certificate of incorporation and bylaws contain a number of provisions that could make our acquisition by means of a tender or exchange offer, a proxy contest or otherwise more difficult. These provisions are summarized below.

        Removal of Directors.    Our certificate of incorporation provides that our directors may only be removed by the affirmative vote of holders of at least two-thirds of the shares entitled to vote at a meeting called for that purpose or, where such action is approved by a majority of the directors, the affirmative vote of the holders of a majority of the shares entitled to vote. Although our bylaws do not give the Board the power to approve or disapprove stockholder nominations for the election of directors or of any other business stockholders desire to conduct at an annual or any other meeting, the bylaws may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular annual meeting if the proper procedures are not followed, or discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control, even if the conduct of that solicitation or attempt might be beneficial to our stockholders.

        Special Meetings.    Our bylaws provide that special meetings of stockholders can be called by our President, our Chairman or our Board at any time.

        Undesignated Preferred Stock.    The ability to authorize undesignated preferred stock makes it possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

        Delaware Anti-Takeover Statute.    We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging under certain circumstances in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

  •
  Prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder.

  •
  Upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer.

  •
  On or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

        Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation's outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our Board does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

        The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Registration Rights

        The Company is a party to registration rights agreements with various third parties.

Transfer Agent and Registrar

        The Transfer Agent and Registrar for our Common Stock is Computershare.

Listing

        Our Common Stock is listed on The Nasdaq Capital Market under the symbol "CBMX".

STOCKHOLDER PROPOSALS

        Stockholders may present proposals for action at a future meeting if they comply with SEC rules, state law and our Bylaws.

        Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in the proxy statement for our 2016 Annual Meeting of Stockholders (the "2016 Annual Meeting"). These stockholder proposals, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), must be received by us not later than January 5, 2016, which is 120 calendar days prior to the anniversary date of the mailing of our proxy statement for our 2015 Annual Meeting. Stockholders are also advised to review our Bylaws which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals (other than non-binding proposals presented under Rule 14a-8) and director nominations.

        The proxies to be solicited by us through our Board for our 2016 Annual Meeting will confer discretionary authority on the proxy holders to vote on any stockholder proposal presented at that meeting, unless we receive notice of such stockholder's proposal not later than March 18, 2016, which is 45 calendar days prior to the anniversary date of the mailing of the proxy statement for our 2015 Annual Meeting.

        Stockholder proposals must be in writing and should be addressed to c/o CombiMatrix Corporation, Attention: Corporate Secretary, 310 Goddard, Suite 150, Irvine, California 92618. It is recommended that stockholders submitting proposals direct them to our corporate secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The Chairman of the 2016 Annual Meeting reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the SEC.

        We have not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at the Special Meeting. The enclosed proxy grants the proxy holders discretionary authority to vote on any matter properly brought before the Special Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Mark McDonough
President and Chief Executive Officer
December [•], 2015 Irvine, California

APPENDIX A

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
COMBIMATRIX CORPORATION

Adopted in accordance with the provisions
of Section 242 of the General Corporation
Law of the State of Delaware

        CombiMatrix Corporation, (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, by its duly authorized officer, does hereby certify:

        FIRST: That the Board of Directors of the Corporation has duly adopted resolutions (i) authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware an amendment of the Corporation's Certificate of Incorporation to reclassify, change, and convert each [*] outstanding shares of the Corporation's Common Stock, par value $0.001 per share, into one (1) share of Common Stock, par value $0.001 per share; (ii) declaring such amendment to be advisable and (iii) directing that such amendment be considered at the Special Meeting of Stockholders held on January 26, 2016.

        SECOND: That upon the effectiveness of this Certificate of Amendment of the Certificate of Incorporation, the Certificate of Incorporation is hereby amended by adding a new paragraph after the first paragraph of Section 1 of Article IV to read as follows:

          "Each [*] shares of the Common Stock, par value $.001 per share, of the Corporation issued and outstanding or held in treasury as of 5:00 p.m. Pacific Time on the date this Certificate of Amendment of the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the "Effective Time") shall be reclassified as and changed into one (1) share of Common Stock, par value $.001 per share, of the Corporation, without any action by the holders thereof. Each stockholder who, immediately prior to the Effective Time, owns a number of shares of Common Stock which is not evenly divisible by [*] shall, with respect to such fractional interest, be entitled to receive from the Corporation cash in an amount equal to such fractional interest multiplied by the closing sales price of the Corporation's Common Stock as last reported on The Nasdaq Capital Market immediately prior to the Effective Time."

        THIRD: That, in accordance with the provisions of the Delaware General Corporation Law, the holders of a majority of the outstanding Common Stock of the Corporation entitled to vote thereon affirmatively voted in favor of the amendment at the Special Meeting of Stockholders held on January 26, 2016.

        FOURTH: That the amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law by the Board of Directors and stockholders of the Corporation.

*          *          *

*
By approving this amendment, stockholders are approving the combination of five (5), six (6), seven (7), eight (8), nine (9), ten (10), fifteen (15) or twenty (20) shares of Common Stock into one (1) share of Common Stock. The Certificate of Amendment filed with the Secretary of State of the State of Delaware, if at all, will include only that number approved by the stockholders and determined by the Board of Directors to be in the best interest of the Corporation and its stockholders. In accordance with these resolutions, the Board of Directors will not implement any amendment providing for a different split ratio.

A-1

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be executed by Mark McDonough, its President and Chief Executive Officer, this        day of        , 2016.

COMBIMATRIX CORPORATION
By:
Mark McDonough
President and Chief Executive Officer

A-2

COMBIMATRIX CORPORATION
PROXY

Special Meeting of Stockholders, January 26, 2016

This Proxy is Solicited on Behalf of the Board of Directors of
COMBIMATRIX CORPORATION

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Special Meeting of Stockholders to be held Tuesday, January 26, 2016 and the Proxy Statement and appoints Mark McDonough and Scott Burell, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of CombiMatrix Corporation common stock held of record by the undersigned on December 21, 2015, either on his or her own behalf or on behalf of any entity or entities, at the Special Meeting of Stockholders of CombiMatrix Corporation (the “Company”) to be held January 26, 2016, or at any postponements or adjournments thereof, with the same force and effect as the undersigned might or could do if personally present thereat.  The shares represented by this Proxy shall be voted in the manner set forth on this proxy card.

		FOR	AGAINST	ABSTAIN
1.

To approve granting our Board of Directors the authority to exercise its discretion to amend our Certificate of Incorporation to effect a reverse stock split of our outstanding shares of Common Stock, to regain compliance with The Nasdaq Capital Market’s minimum bid requirement, at any of the following exchange ratios at any time within one year after stockholder approval is obtained, and once approved by the stockholders, the timing of the amendment and the specific reverse split ratio to be effected shall be determined in the sole discretion of our Board of Directors:

A.            A one-for-five reverse stock split;

B.            A one-for-six reverse stock split;

C.            A one-for-seven reverse stock split;

D.            A one-for-eight reverse stock split;

E.            A one-for-nine reverse stock split;

F.             A one-for-ten reverse stock split;

G.            A one-for-fifteen reverse stock split; or

H.            A one-for-twenty reverse stock split.

		☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Haskell & White LLP as our independent registered public accounting firm for 2015.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.

To approve an adjournment of the Special Meeting, if necessary and appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve any of the proposals.

		☐	☐	☐

In their discretion, the proxies are authorized to vote upon such business as may properly come before the special meeting or any adjournments or postponements thereof.

This Proxy, when properly signed, dated and returned, will be voted as directed.

The Board of Directors recommends a vote “FOR” each of the listed proposals.  Unless otherwise directed, this Proxy will be voted “FOR” Proposals One, Two and Three, and at the discretion of your proxy on any other matter that may be properly brought before the Special Meeting or any adjournments or postponements thereof.

Please sign your name:		Date:
(Authorized Signature(s))

(Authorized Signature(s))

(This proxy should be marked, dated, signed by the stockholder(s) exactly as its name appears hereon and returned promptly in the enclosed envelope. Executors, administrators, guardians, officers of corporations and others signing in a fiduciary capacity should state their full titles as such. If shares are held by joint tenants or as community property, both should sign.)

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on January 26, 2016:  This notice of special meeting of stockholders and the proxy statement are available at http://investors.combimatrix.com/annuals.cfm.